UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 30, 2018

AgroFresh Solutions, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation)	001-36316 (Commission File Number)	46-4007249 (I.R.S. Employer Identification Number)

One Washington Square 510-530 Walnut Street, Suite 1350 Philadelphia, PA (Address of principal executive offices)	19106 (Zip code)

(267) 317-9139

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective as of August 30, 2018, AgroFresh Solutions, Inc. (the “Company”) appointed Graham Miao as Chief Financial Officer of the Company, replacing Katherine Harper, whose service with the Company, including as Chief Financial Officer and Executive Vice President, ended on August 29.

Mr. Miao, age 54, served as President and Chief Financial Officer of Pernix Therapeutics Holdings, Inc. (“Pernix”) from July 2016 through December 2017, and served as a member of Pernix’s board of directors from November 2016 to November 2017. Prior to that, Mr. Miao served as a senior advisor to Pernix’s interim Chief Executive Officer and board of directors from May 2016 to July 2016. Before joining Pernix, Mr. Miao served as Executive Vice President and Chief Financial Officer of Interpace Diagnostics, Inc. (formerly known as PDI, Inc.), from October 2014 until March 2016. From September 2011 to September 2014, Mr. Miao served as Executive Vice President and Chief Financial Officer, and held the additional role as interim Co-President and interim Co-Chief Executive Officer from September 2013 to September 2014, of Delcath Systems, Inc. From September 2009 until September 2011, Mr. Miao served as Chief of Staff for the Global CFO Organization and as member of the Financial Leadership Team at Dun & Bradstreet Corporation. Previously, Mr. Miao was Executive Vice President & Chief Financial Officer of Pagoda Pharmaceuticals and Vice President of Strategic Planning & Financial Analysis at Symrise Inc. Prior to that, he worked at Schering-Plough Corporation, serving as division CFO for the company’s $3 billion primary care pharmaceuticals franchise and held senior management positions at Pharmacia, including division CFO for the company’s $1.3 billion global oncology franchise. Earlier in his career, Mr. Miao worked as a biotechnology equity analyst at J.P. Morgan and a research scientist at Roche. Mr. Miao earned an M.B.A. in finance and a Ph.D. in biological sciences from Columbia University, an M.S. in molecular biology from Arizona State University, and a B.S. in biology from Fudan University in Shanghai, China.

In connection with his appointment as Chief Financial Officer and as set forth in his offer letter from the Company (the “Offer Letter”), Mr. Miao will receive an initial base salary of $450,000 per year, subject to annual reviews and potential increases. Mr. Miao will receive a signing bonus of $90,000, subject to repayment in part under certain circumstances. Mr. Miao will also be entitled to an annual bonus for each full fiscal year during his employment term, with a target bonus amount equal to 70% of his annual base salary, subject to the achievement of performance objectives to be established each year. For 2018, Mr. Miao’s annual bonus would be pro-rated based on the portion of the year that Mr. Miao is employed by the Company.

Pursuant to the Offer Letter, on his start date Mr. Miao will receive grants of equity awards under the Company’s 2015 Incentive Compensation Plan (the “Plan”) consisting of (i) that number of shares of restricted stock calculated as $400,000 divided by the fair market value of the Company’s common stock on the date of grant (as determined pursuant to the Plan) (the “Fair Market Value”), and (ii) nonqualified stock options to purchase that number of shares of the Company’s common stock equal to $400,000 divided by the Fair Market Value, at an exercise price equal to the Fair Market Value, in each case subject to vesting in three equal annual installments following the commencement of employment. In addition, commencing in 2019 Mr. Miao will be entitled to receive annual equity awards at a level of 125% of his annual base salary, calculated in a manner consistent with the initial equity grants described in the immediately preceding sentence.

If Mr. Miao’s employment is terminated by the Company without “Cause” or by Mr. Miao for “Good Reason” (as such terms are defined in the Offer Letter), the Company will be obligated to pay to or on behalf of Mr. Miao (i) all accrued but unpaid salary and benefits, (ii) an amount equal to 1.5 times his base salary then in effect (unless termination occurs within 12 months of Mr. Miao’s start date, in which case the amount would be equal to 1.0 times his base salary then in effect), payable in equal installments over a 12-month period, and (iii) if Mr. Miao elects continued “COBRA” health care coverage for himself or his eligible dependents, an amount equal to the difference between the premium paid for such COBRA coverage and the premium charged by the Company to an active employee for comparable coverage, payable over an 18-month period (or such shorter period as Mr. Miao elects to receive COBRA coverage). The Company’s obligation to pay any of the foregoing severance obligations (other than salary and benefits accrued through the date of termination of employment) would be subject to (i) Mr. Miao’s execution of a release of all claims against the Company, and such release having become irrevocable, and (ii) Mr. Miao’s compliance with his continuing obligations (including regarding confidentiality and non-competition) under the Company’s standard employment agreement for U.S. employees.

The foregoing description of the Offer Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Offer Letter, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01 Other Events

On August 30, 2018, the Company issued a press release regarding the management changes described above. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Exhibits

(d) Exhibits.

Exhibit Number	Exhibit

10.1	Offer Letter, dated August 20, 2018 between the Company and Graham Miao.
99.1	Press Release issued by the Company on August 30, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: August 30, 2018

AGROFRESH SOLUTIONS, INC.

By:	/s/ Thomas Ermi
Name: Thomas Ermi
Title: Vice President and General Counsel